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                                                                   EXHIBIT 10.16

                              CONSULTING AGREEMENT


         This Consulting Agreement (this "Agreement"), effective as of January 1, 1999 (the "Effective Date"), is entered into between Valero Energy Corporation, a Delaware corporation ("Valero"), and Edward C. Benninger ("Mr. Benninger" or "Consultant").

         WHEREAS, Mr. Benninger will retire from employment with Valero and its affiliates, subsidiaries and/or partnerships ("Affiliates") effective December 31, 1998;

         WHEREAS, Valero wishes to procure the consulting services of Mr. Benninger from time to time in connection with the operations and management of Valero;

         WHEREAS, Mr. Benninger agrees to provide consulting services to Valero during the term of this Agreement as set forth herein;

         NOW, THEREFORE, in exchange for the consideration described herein, the parties hereto agree as follows:

1. CONSULTING SERVICES. Mr. Benninger shall make himself available during the term of this Agreement to consult with the officers and directors of Valero and its Affiliates and their designees regarding the fiscal policy, operations and management of Valero, which consulting services may include:

         a. general management consulting services, including advice and the implementation thereof, and the planning and programming necessary for effective direction and control of the activities of management;

         b. specialized management services as to the preparation and implementation of particular projects and plans; and

         c. other duties customarily incidental to the position of a business consultant to a corporation in the refining and marketing business.

2. TERM. The respective duties and obligations of the parties hereto shall commence on January 1, 1999 and terminate on December 31, 1999.

3. COMPENSATION. In consideration for Mr. Benninger's availability to Valero and for all services rendered by Mr. Benninger:

         a. Valero shall pay Mr. Benninger an annual fee of $175,000, payable in monthly installments of $14,583.33 on or before the 1st day of each month commencing January 1, 1999 and ending December 1, 1999;

         b. Valero shall also pay all reasonably necessary travel, lodging and other expenses incurred by Mr. Benninger in connection with the performance of services hereunder;

         c. Valero shall reimburse Mr. Benninger's monthly membership dues to the Dominion Country Club during the term of this Agreement; and

         d. Mr. Benninger will be furnished tax planning services of the type furnished to executive officers of Valero by an independent certified public accounting firm for 1999 and continuing into 2000 for so long as reasonably necessary to complete preparation and filing of Mr. Benninger's federal income tax return for 1999.

4.       DEATH; DISABILITY.

         a. In the event of Mr. Benninger's death during the term of this Agreement, Valero shall pay in equal monthly installments to the beneficiary designated by Mr. Benninger, or his estate if no such beneficiary has been



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         designated in writing to Valero, the balance of the consulting fees which Mr. Benninger would have earned and received if he had served as a consultant pursuant to this Agreement until December 31, 1999.

         b. If during the term of this Agreement Mr. Benninger becomes unable to perform his duties hereunder as a result of illness or physical injury Valero shall pay in equal monthly installments to Mr. Benninger the balance of the consulting fees which Mr. Benninger would have earned and received if he had served as a consultant pursuant to this Agreement until December 31, 1999.

5. LIMITATION ON AUTHORITY. Without express written authorization from Valero pursuant to a duly executed power of attorney, Mr. Benninger shall not incur any debt on behalf of Valero or bind Valero under any contract, agreement, note, mortgage or otherwise.

6.       INDEPENDENT CONTRACTOR.

         a. It is understood and agreed that in the performance of consulting services pursuant to this Agreement, Mr. Benninger shall act as an independent contractor. Mr. Benninger shall employ his own means and methods of accomplishing the projects and tasks in performing services for Valero and shall not be subjected to the control of Valero in respect to the details of such work.

         b. It is expressly understood and stipulated that no employer-employee relationship exists between Mr. Benninger and Valero, and that this Agreement does not and is not intended to create an employer-employee relationship. Mr. Benninger will not by reason of providing Consulting Services be eligible for any employee benefits of Valero, nor will Valero make deductions from its fees to Mr. Benninger for taxes, Federal Insurance Contribution Act contributions, insurance, bonds, or any other amounts of any kind. Mr. Benninger represents that he will pay to the proper individuals or federal, state or local authorities all taxes, licenses and fees levied by any governmental authority including, but not limited to, unemployment compensation, old age benefits, income tax withholding, self-employment taxes, social security taxes or any other taxes or duties on, or withholding of, fees paid to Mr. Benninger.

7. TERMINATION BY COMPANY. Company shall have the right to terminate Consultant's services and this Agreement as hereinafter provided.

         a. Termination for Cause. Company shall have the right to terminate this Agreement for cause. As used herein, "cause" shall mean and be strictly limited to:

               i. Consultant's conviction of a crime constituting a felony under federal or state law and involving moral turpitude; or

               ii. the continued material impairment of abilities of Consultant to fulfill responsibilities under this Agreement as a result of alcoholism or drug dependency after written notice of such material impairment from Company and the failure to correct such impairment within 60 days from the date such notice is given; or

               iii. the continued willful refusal by Consultant to fulfill responsibilities under this Agreement after written notice of such willful refusal from Company and the failure to correct such refusal within 30 days from the date such notice is given.

If Company terminates this Agreement pursuant to the provisions of this paragraph, all compensation or other benefits due Consultant pursuant to Paragraph 3 shall be paid by Company to Consultant up to the date of such termination, and upon such payment, all obligations of Company to Consultant hereunder shall be totally and completely satisfied, and Company shall have no further obligations of any type to Consultant pursuant to this Agreement.

         b. Termination other than for Cause. Company shall have the right to terminate Consultant's employment under this Agreement without cause, and Consultant's employment under this Agreement shall be deemed terminated, upon the giving of written notice to such effect by Company to Consultant. A termination of

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         employment other than as a result of death or disability under
         Paragraph 4 or in accordance with paragraph 11(a) shall be deemed a termination without cause. In the event of termination without cause, Consultant shall receive all of the payments and benefits to which he is entitled pursuant to paragraph 3 as though he had served as a consultant pursuant to this Agreement until December 31, 1999.

         c. Termination upon Certain Events. In the event Company (including for purposes of this paragraph any successor corporation which acquires all or substantially all the assets of Company or is the surviving corporation in a merger with Company) ceases to have any securities issued by it listed on the New York Stock Exchange or Company ceases to be a corporation that is obligated under the Securities Exchange Act of 1934 ("1934 Act") to file periodic reports pursuant to Section 13 thereunder, or Consultant shall in any way be denied by Company the right or ability to perform his duties, the occurrence of any such change in status of Company or Consultant shall be deemed to be a termination of Consultant's services by Company under this Agreement without cause and the obligations and rights of Company and Consultant set forth in paragraph 11(b) shall apply as of the date of any such change in status.

8.       INDEMNITY; LIMITATION ON DAMAGES.

         a. Valero hereby agrees to indemnify, defend, save and hold harmless Mr. Benninger from and against any and all claims, damages, losses, liabilities, costs or expenses which Mr. Benninger may incur or suffer arising from or as a result of (i) any breach by Valero of any representation, warranty or covenant made or given by Valero; and (ii) the gross negligence, bad faith or wilful misconduct of Valero while Mr. Benninger is engaged at Valero's premises or while performing services for Valero pursuant to this Agreement.

         b. Mr. Benninger hereby agrees to indemnify, defend, save and hold harmless Valero from and against any and all claims, damages, losses, liabilities, costs or expenses which it may incur or suffer arising from or as a result of (i) any breach by Mr. Benninger of any representation, warranty or covenant made or given by Mr. Benninger; and (ii) the gross negligence, bad faith or wilful misconduct of Mr. Benninger while engaged at Valero's premises or while performing services for Valero pursuant to this Agreement.

         c. Valero and Mr. Benninger agree that under no circumstances shall either be liable to the other, or to any other party, for any special, consequential or punitive damages arising out of or resulting from any act or omission in connection with this Agreement, or with the execution, delivery, performance or breach of this Agreement or any part thereof, or with the failure or alleged failure to execute, delivery or perform this Agreement or any part thereof.

9. AGREEMENT TO COOPERATE. Mr. Benninger agrees to cooperate with Valero and its representatives as reasonably requested by Valero by responding to questions, attending meetings, depositions, administrative proceedings and court hearings, executing documents and cooperating with Valero and its legal counsel with respect to claims and litigation of which Mr. Benninger has personal or corporate knowledge. Mr. Benninger further agrees to maintain in strict confidence any information or knowledge regarding current and/or future claims against or litigation or administrative hearing involving Valero. Mr. Benninger agrees that any communication with a party adverse to Valero, or with a representative, agent or legal counsel for any such party, concerning any pending or future claims or litigation or administrative hearing shall be solely and exclusively through legal counsel for Valero. Valero agrees to pay all reasonable expenses incurred by Mr. Benninger while providing assistance to Valero or its counsel in accordance with the terms of this provision.

10. SURVIVAL. The parties respective obligations under Sections 8 and 9 shall survive any termination of this Agreement.

11. NOTICES. Any notice given under this Agreement shall be sufficient, if in writing, and mailed by either registered or certified mail, return receipt requested, postage prepaid to Valero at its principal place of business and to Mr. Benninger at Mr. Benninger's last known residence address.

12. ASSIGNMENT. The rights and obligations of Valero under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Valero. Because of the personal nature of this Agreement, this Agreement may not be assigned by Mr. Benninger but may be assigned by Valero to an Affiliate of Valero upon notice to Mr. Benninger.

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13.      WAIVERS. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any party.

14. INVALID PROVISIONS. The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

15. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes and replaces in their entirety all prior understandings and agreements relating to the subject matter hereof. This Agreement may be amended or supplemented only by an instrument in writing executed jointly by Mr. Benninger and an authorized officer of Valero.

16. APPLICABLE LAW. This Agreement shall be subject to and governed by the laws of the State of Texas. Venue for any action hereon or hereunder shall lie in Bexar County, Texas, and Mr. Benninger hereby consents thereto.

         In Witness Whereof, this Agreement is executed as of the Effective
Date.


                                       By: /s/ Edward C. Benninger
                                          --------------------------------------
                                               Edward C. Benninger


                                       VALERO ENERGY CORPORATION


                                       By: /s/ William E. Greehey
                                          --------------------------------------
                                               William E. Greehey
                                               Chief Executive Officer

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